For More Information: Kim S. Price (704) 884-2260 Kim.price@citizenssouth.com	PRESS RELEASE FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION REPAYS TARP FUNDS

GASTONIA, NC, September 22, 2011 --- Kim S. Price, President and Chief Executive Officer of Citizens South Banking Corporation (the “Company”), (Nasdaq: CSBC), announced today that the Company has redeemed all of the preferred stock issued to the United States Department of the Treasury (“Treasury”) in December 2008 under the Capital Purchase Program, a part of the Troubled Asset Relief Program (“TARP”).  At the height of the financial crisis in 2008, the Company accepted an investment from the Treasury and created a special residential mortgage program to assist consumers and homebuilders in securing home financing.  The program caught the eye of the national news media and was featured in the Washington Post and on the NBC Nightly News with Brian Williams.  Since receiving the investment, Citizens South Bank has originated more than $11.9 million in the special residential mortgage loan program.  Also, the Company has paid $1.9 million in dividend payments to the Treasury under the Capital Purchase Program.

President Price commented, “With the financial and mortgage markets now on much stronger footing, and with mortgage rates at historic lows, we felt the time was right to repay the Treasury’s TARP investment in full.  We are pleased that our participation in the Small Business Lending Fund (“SBLF”) program, effective today, has enabled us to repay the TARP investment.  We believe our participation in the SBLF program will further permit us to help our economy and our communities by focusing our lending efforts on small business loans in an effort to assist in creating jobs.”

Citizens South Banking Corporation is the parent corporation for Citizens South Bank, which was established in 1904 and is headquartered in Gastonia, North Carolina.  The Bank has 21 full-service banking offices located in the Charlotte, North Carolina and North Georgia regions.  Deposits are FDIC insured up to the applicable regulatory limit.  At June 30, 2011, the Company had consolidated assets in excess of $1.1 billion, total loans of $750.6 million and total deposits of $904.6 million.  The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s filings with the SEC.

Cautionary Statement Regarding Forward-looking Statements

This press release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes.  The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2010, describe some of these factors.